FIRST AMENDMENT TO
SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") OF PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P. (the "Partnership") dated as of January 25, 2017, is entered into by Preferred Apartment Communities, Inc., a Maryland corporation, as General Partner.
WHEREAS, the General Partner, Preferred Apartment Advisors, LLC, a Delaware limited liability company, as the Initial Limited Partner, and the limited partners party thereto entered into that certain Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of June 3, 2016 (the "Agreement");
WHEREAS, the General Partner has created a new class of redeemable preferred stock, the Series M Preferred Stock (as defined below);
WHEREAS, the General Partner desires to amend the Agreement to add a new class of Partnership Unit to correspond with the Series M Preferred Stock; and
WHEREAS, pursuant to Section 14.1 of the Agreement, the General Partner desires to amend the Agreement;
NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Agreement.

2.The Agreement is amended by adding or restating in their entireties the following definitions:
"Average Capital Account Balance" means the quotient of (i) the aggregate Capital Account balance attributable to the Class A Units outstanding at the time of determination, divided by (ii) the number of such Class A Units outstanding at the time of determination. For purposes of the foregoing calculation, outstanding Class A Units shall include any other Partnership Units convertible into Class A Units, other than Class B Units, Series A Redeemable Preferred Units or Series M Redeemable Preferred Units.
"Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. Partnership Units consist of Class A Units, Class B Units, GP Units, Series A Redeemable Preferred Units, Series M Redeemable Preferred Units and any classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Partnership Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

"Percentage Interest" means the percentage determined by dividing the number of Partnership Units of a Partner by the sum of the number of Partnership Units of all Partners (other than the Series A Redeemable Preferred Units and the Series M Redeemable Preferred Units) as specified in Exhibit A, as such Exhibit may be amended from time to time.
"Preferred Return" means the Series A Preferred Return or the Series M Preferred Return.

"Preferred Stock" means the Series A Preferred Stock and the Series M Preferred Stock.

"Redemption Date" means the date of redemption or other purchase of Series A Preferred Stock or Series M Preferred Stock by the General Partner.
"Series M Preferred Return" means, for each Series M Redeemable Preferred Unit, a cumulative, non-compounded rate of return equal to five and three fourths percent (5.75%) per annum with respect to the Stated Value (the "Series M Dividend Rate"). Beginning one year from the date of original issuance of such Series M Redeemable Preferred Unit and on each one year anniversary thereafter for such Series M Redeemable Preferred Unit, the Series M Dividend Rate shall increase by 0.25% per annum up to a maximum cumulative non-compounded rate of return equal to seven and one half percent (7.5%) per annum with respect to the Stated Value. For any partial period, such return shall be calculated ratably on the basis of a 360-day year consisting of twelve 30-day months.
"Series M Preferred Stock" means the Series M Redeemable Preferred Stock of the General Partner, $.01 par value per share.
"Series M Redeemable Preferred Unit" means a Partnership Unit which is designated as a Series M Redeemable Preferred Unit of the Partnership.
"Stated Value" means, as of any date, (i) $1,000 per Series A Redeemable Preferred Unit (subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization with respect to the Series A Redeemable Preferred Units), and (ii) $1,000 per Series M Redeemable Preferred Unit (subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization with respect to the Series M Redeemable Preferred Units).

3.Section 4.1 - Capital Contributions. The Agreement is further amended to restate in its entirety Section 4.1(b) thereof as follows:

(b)    As of the Effective Date, the Partnership shall have five classes of Partnership Units, entitled "Class A Units," "Class B Units," "GP Units," "Series A Redeemable Preferred Units" and "Series M Redeemable Preferred Units", respectively. Each Partner shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, the issuance of additional Partnership Units, transfers of Partnership Units or similar events having an effect on any Partner’s Percentage Interest.

4.	Section 4.2 - Additional Funds; Restrictions on the General Partner. The Agreement is further amended to restate in its entirety Section 4.2(b)(ii) thereof as follows:

(ii)    in the case of equity Securities senior or junior to the Common Stock as to dividends and distributions on liquidation, contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership, interests in the Partnership in consideration therefor with the substantially same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, (A) Series A Redeemable Preferred Units may have different terms and conditions from those of the Series A Preferred Stock, and (B) Series M Redeemable Preferred Units may have different terms and conditions from those of the Series M Preferred Stock; and

5.	Section 5.1(a) - Cash Available for Distribution. The Agreement is further amended to restate in its entirety Section 5.1(a) thereof as follows:

(a)    Cash Available for Distribution. Subject to the other provisions of this Article 5 and to the provisions of Sections 13.2, 16.3 and 18.3, the General Partner shall cause the Partnership to distribute, at such times as the General Partner shall determine (each a “Distribution Date”), an amount of Cash Available for Distribution, determined by the General Partner in its sole discretion to the Limited Partners and the General Partner, as of the applicable Partnership Record Date, as follows:

(i)    first, 100% to the Partners holding Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units pro rata and pari passu in proportion to their relative accrued but unpaid Preferred Returns until such Partners have received in the aggregate, pursuant to this Section 5.1(a)(i) and Section 5.1(b)(i), an amount such that (A) the Series A Preferred Return has been met with respect to each such Series A Redeemable Preferred Unit, and (B) the Series M Preferred Return has been met with respect to each such Series M Redeemable Preferred Unit; and

(ii)    thereafter, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to each such Partner’s respective Percentage Interest.

6.	Section 5.1(b) - Net Sale Proceeds. The Agreement is further amended to restate in its entirety Section 5.1(b) thereof as follows:

(b)    Net Sale Proceeds. Subject to the other provisions of this Article 5 and to the provisions of Sections 13.2, 16.3 and 18.3, the General Partner shall cause the Partnership to distribute, on each Distribution Date, Net Sale Proceeds, determined by the General Partner in its sole discretion to the Limited Partners and the General Partner, as of the applicable Partnership Record Date, as follows:

(i)    first, 100% to the Partners holding Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units pro rata and pari passu in proportion to their relative accrued but unpaid Preferred Returns until such Partners have received in the aggregate, pursuant to this Section 5.1(b)(i) and Section 5.1(a)(i), an amount such that (A) the Series A Preferred Return has been met with respect to each such Series A Redeemable Preferred Unit, and (B) the Series M Preferred Return has been met with respect to each such Series M Redeemable Preferred Unit; provided, however, that if on a Distribution Date there is both Cash Available for Distribution and Net Sales Proceeds to be distributed, the Partners holding Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units first shall receive distributions of Cash Available for Distribution pursuant to Section 5.1(a)(i) in order to satisfy the Series A Preferred Return and/or Series M Preferred Return, and then distributions of Net Sales Proceeds pursuant to this Section 5.1(b)(i);

(ii)    second, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests until such Partners have received pursuant to this Section 5.1(b)(ii) the amount of the Allocable Capital Contribution with respect to the Real Estate Asset giving rise to such distribution;

(iii)    third, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests until such Partners have received in the aggregate, pursuant to this Section 5.1(b)(iii) and Section 5.1(a)(ii), an amount such that the Priority Return has been met with respect to the Allocable Capital Contribution for the Real Estate Asset giving rise to such distribution; provided, however, that distributions pursuant to Section 5.1(a)(ii) shall be taken into account for purposes of this Section 5.1(b)(iii) to the extent they relate directly to the operation of the Real Estate Asset giving rise to such distribution; and

(iv)    fourth, to the Partners holding GP Units, and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests.

The General Partner shall be entitled to make adjustments, in its sole and reasonable discretion, to the amounts distributable pursuant to this Section 5.1(b), to the extent a Capital Transaction involves the sale of a portion of a Real Estate Asset or multiple Real Estate Assets, in order to carry out the intent of the parties to this Agreement with respect to this Section 5.1(b).

7.	Section 5.1(f). The Agreement is further amended to restate in its entirety Section 5.1(f) thereof as follows:

Notwithstanding anything to the contrary in this Agreement, in the event of a redemption of any Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units for cash in accordance with the provisions of Section 16.3 and Section 18.3, prior to any further distributions pursuant to Sections 5.1(a) and 5.1(b), the General Partner may, in its sole discretion, cause the Partnership to distribute an amount of Cash Available for Distribution and/or Net Sale Proceeds, to the extent available, in order to redeem such Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units.

8.	Article 18 - Series M Redeemable Preferred Units. The Agreement is further amended to create and add Article 18 as follows:

ARTICLE 18
   SERIES M REDEEMABLE PREFERRED UNITS

18.1     Designation and Number.
A series of Partnership Units in the Partnership, designated as the "Series M Redeemable Preferred Units," is hereby established. The number of Series M Redeemable Preferred Units at all times shall be equal to the number of outstanding shares of Series M Preferred Stock (and, for the avoidance of doubt, excluding any shares of Series M Preferred Stock held in treasury). Except as set forth in Articles 5 and 6 and this Article 18, and except where the context elsewhere in this Agreement otherwise requires, Series M Redeemable Preferred Units shall have the same rights, privileges and preferences as the Class A Units.
18.2    Voting.

Holders of Series M Redeemable Preferred Units shall not have any voting rights, except those matters required by law, in which case holders of Series M Redeemable Preferred Units only shall vote as a single class.

18.3    Redemptions.

(a)    If the General Partner redeems or otherwise purchases any shares of Series M Preferred Stock in the open market, by tender or by private agreement, the Partnership shall redeem a corresponding number of Series M Redeemable Preferred Units on the Redemption Date.

(b)    If the General Partner elects to redeem any shares of Series M Preferred Stock on or after the tenth anniversary of the date of original issuance of such shares of Series M Preferred Stock pursuant to its right under the Articles of Incorporation, the Partnership shall redeem a corresponding number of Series M Redeemable Preferred Units pursuant to Section 18.3(a) at a redemption price equal to 100% of the Stated Value per Series M Redeemable Preferred Unit, plus the amount of Series M Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series M Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.

(c)    Prior to the first anniversary of the date of original issuance of any shares of Series M Preferred Stock, if a holder of such shares of Series M Preferred Stock elects to redeem all or a portion of such shares of Series M Preferred Stock, the Partnership shall redeem a corresponding number of Series M Redeemable Preferred Units pursuant to Section 18.3(a) at a redemption price equal to 98% of the Stated Value per Series M Redeemable Preferred Unit, plus the amount of Series M Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series M Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.

(d)       On or after the first anniversary of the date of original issuance of any shares of Series M Preferred Stock, if a holder of such shares of Series M Preferred Stock elects to redeem all or a portion of such shares of Series M Preferred Stock, the Partnership shall redeem a corresponding number of Series M Redeemable Preferred Units pursuant to Section 18.3(a) at a redemption price equal to 99% of the Stated Value per Series M Redeemable Preferred Unit, plus the amount of Series M Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series M Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.

(e)    On or after the second anniversary of the date of original issuance of any shares of Series M Preferred Stock, if a holder of such shares of Series M Preferred Stock elects to redeem all or a portion of such shares of Series M Preferred Stock, the Partnership shall redeem a corresponding number of Series M Redeemable Preferred Units pursuant to Section 18.3(a) at a redemption price equal to 100% of the Stated Value per Series M Redeemable Preferred Unit, plus the amount of Series M Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series M Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.

(f)     The General Partner has the right, in its sole discretion, to receive proceeds from the redemption of Series M Redeemable Preferred Units in cash or in equal value of Class A Units, based on the VWAP of the corresponding Common Stock for the 20 Trading Days prior to the Redemption Date.

(g)    The obligation to redeem any of the Series M Redeemable Preferred Units is limited to the extent that the Partnership does not have sufficient funds available to fund any such redemption or the Partnership is restricted by applicable law from making such redemption.

(h)     Any redemption of Series M Redeemable Preferred Units shall be deemed to occur on the Redemption Date immediately prior to the related redemption or other purchase of shares of Series M Preferred Stock.

9.	Subparagraph 1(a) of Exhibit B - Allocations of Net Income and Net Loss. The Agreement is further amended to restate in its entirety clause (i) of subparagraph 1(a) of Exhibit B thereof as follows:
(i)    first, if the Partnership has Net Income for any taxable year or portion thereof, such Net Income shall be allocated to the Partners holding Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units pro rata and pari passu in proportion to their accrued Preferred Returns, with respect to such taxable year or portion thereof, to the extent of and until such Partners have received allocations of Net Income equal to the aggregate amount of distributions made to such Partners pursuant to Section 5.1(a)(i); and

10.
Subparagraph 1(b) of Exhibit B - Allocations of Net Property Gain and Net Property Loss (including any revaluations to adjust the Capital Accounts of the Partners). The Agreement is further amended to restate in its entirety clause (i) of subparagraph 1(b) of Exhibit B thereof as follows:

(i)    first, if the Partnership has Net Property Gain for any taxable year or portion thereof, such Net Property Gain shall be allocated to the Partners holding Series A Redeemable Preferred Units and/or Series M Redeemable Preferred Units pro rata and pari passu in proportion to their accrued Preferred Returns, with respect to such taxable year or portion thereof, to the extent of and until such Partners have received allocations of Net Property Gain equal to the aggregate amount of distributions made to such Partners pursuant to Section 5.1(b)(i);

11.	Except as otherwise specifically set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first set forth above.
General Partner:
PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/ John A. Williams John A. Williams Chief Executive Officer

[Signature Page to First Amendment to Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P.]